SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2005

3M COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-3285	41-0417775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3M Center, St. Paul, Minnesota	55144-1000
(Address of principal executive offices)	(Zip Code)

(651 733-1110

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

(a)           (1) 3M Company (“3M” or the “Company”) and George W. Buckley (“Mr. Buckley”) entered into an Employment Agreement dated as of December 6, 2005 (the “Agreement”).  A copy of the Agreement is filed with this Report as Exhibit 99.1.

(2) The material terms and conditions of the Agreement are summarized in Item 5.02 below and incorporated herein by reference.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 7, 2005, 3M issued a press release entitled “3M Elects George W. Buckley Chairman, President and Chief Executive Officer,” a copy of which is filed with this report as Exhibit 99.2.  As described in the press release, Robert S. Morrison, who has served as 3M’s interim Chief Executive Officer (3M’s principal executive officer) since June 30, 2005, will continue as an employee of the Company through December 31, 2005 and continue to serve as a director of 3M.

(c)           (1) On December 6, 2005, Mr. Buckley accepted the offer of the Board of Directors of 3M to serve as 3M’s Chief Executive Officer and President, effective as of December 6, 2005 (the “Effective Date”).

(2) Mr. Buckley, age 58, served as Chairman, President and Chief Executive Officer of Brunswick Corporation since 2000; and in other executive positions at Brunswick Corporation from 1997 to 2000.  Mr. Buckley is a director of Ingersoll-Rand Company. Other than the Agreement, there is no arrangement or understanding between Mr. Buckley and any other persons pursuant to which he was selected as an officer.

(3) Under the terms of the Agreement (defined in Item 1.01 above), Mr. Buckley is employed as Chairman of the Board, President and Chief Executive Officer of the Company.  The material terms and conditions of the Agreement are summarized below, which description is qualified by reference to the provisions of the Agreement attached to this Report as Exhibit 99.1 Capitalized terms are defined in the Agreement.

Term of Agreement

The Agreement is effective December 6, 2005, and has an initial term of 3 years.  Beginning on December 6, 2006, the agreement automatically extends itself so that the remaining term of the Agreement is always 2 years.  However, the term will end on Mr. Buckley’s 65th birthday (February 23, 2012) unless the parties otherwise agree.

Duties

Mr. Buckley will serve as President and Chief Executive Officer of the Company.

Board of Directors

Mr. Buckley has been elected as a Director of the Company and as Chairman of the Board of Directors.

Base Salary

Mr. Buckley will receive an annual base salary of $1,600,000.  This base salary will be reviewed at least annually and may be increased by the Compensation Committee of the Board, but may not be decreased without Mr. Buckley’s consent.

Bonus

Mr. Buckley will be eligible to participate in the Company’s Executive Profit Sharing Plan.  His target annual bonus under such Plan will be the greater of $2,600,000 and 150% of his annual base salary.  The amount of the annual bonus actually paid to Mr. Buckley will depend on his performance and the performance of the Company, and may range from zero to a maximum of 150% of his target annual bonus (although the Board reserves the discretion to pay Mr. Buckley an annual bonus exceeding this maximum).  This annual bonus will be paid to Mr. Buckley at times and in a manner (cash, stock or a combination of cash and stock) consistent with the payment of annual bonuses to other senior executives of the Company.  For 2006 only, Mr. Buckley’s annual bonus may not be less than $2,600,000.

Initial Grants

On the effective date of the Agreement, Mr. Buckley was granted nonqualified options to purchase 250,000 shares of 3M common stock at the fair market value of a share of 3M common stock on that date ($78.15).  These options have a 10-year term, and become exercisable in increments of 20% on each of the first 5 anniversaries of the grant date assuming continued employment with the Company.  These options become vested and exercisable in full upon Mr. Buckley’s death or termination due to disability, or upon a change of control of the Company.

On the effective date of the Agreement, Mr. Buckley was also granted 50,000 restricted stock units with respect to shares of 3M common stock.  These restricted stock units will vest in increments of 20% on each of the first 5 anniversaries of the grant date assuming continued employment with the Company.  Dividend equivalents in the form of additional restricted stock units will be provided during the vesting period.  These restricted stock units become vested in full upon Mr. Buckley’s death or termination due to disability, or upon a change of control of the Company.

Subsequent Grants

At the same time in 2006 that the Company grants stock options to its other senior executives, Mr. Buckley will be granted nonqualified stock options having a Black-Scholes value of $6,000,000.  The Compensation Committee will consider granting Mr. Buckley additional stock options in 2007 and years subsequent thereto, based on his performance and consistent with its treatment of other senior executives of the Company.

Performance Unit Plan Awards

On the effective date of the Agreement, Mr. Buckley was awarded 16,667 performance units under 3M’s Performance Unit Plan with respect to each of the performance periods beginning in 2004 and 2005.  Each award has a target value of $2,000,000, although the ultimate value of each award will depend on the performance of the Company during the respective 3-year performance period.  Assuming that he remains employed by the Company through the end of the respective performance periods for such awards, Mr. Buckley will receive payment for one-third of the value of the 2004 performance units and two-thirds of the value of the 2005 performance units.

At the same time in 2006 that the Company makes Performance Unit Plan awards to its other senior executives, Mr. Buckley will be awarded 16,667 performance units with respect to the 3-year performance period beginning in 2006.  This award will have a target value of $2,000,000, although the ultimate value of the award will depend on the performance of the Company during the performance period.  Mr. Buckley must remain employed by the Company through the end of this 3-year performance period in order to receive payment for this award.

Make Whole Grants

In order to replace the unvested restricted stock units that he will forfeit as a result of leaving his previous employer, Mr. Buckley was granted (on the effective date of the Agreement) 157,808 restricted stock units with respect to shares of 3M common stock.  25,000 of these restricted stock units will vest on December 31, 2006 and the remaining 132,808 restricted stock units will vest on December 6, 2010 assuming continued employment with the Company.  Dividend equivalents in the form of cash will be paid to Mr. Buckley during the vesting period.  These restricted stock units become vested in full upon Mr. Buckley’s death or termination due to disability, or upon a change of control of the Company.

In order to replace the annual bonus and long-term incentive compensation that he will forfeit as a result of leaving his previous employer, the Company will pay Mr. Buckley a cash bonus of $4,117,500 on or before March 15, 2006.

Benefits

Mr. Buckley will be entitled to participate in all of the retirement and welfare benefit programs of the Company offered to its other senior executives.  The Company will pay $95,000 in annual premiums on life insurance policies owned by Mr. Buckley.  Mr. Buckley will be entitled to 4 weeks of paid vacation per year.  In the event Mr. Buckley remains employed by the Company until his 62nd birthday and his employment is terminated thereafter for a reason other than Cause, he will deemed to have retired for purposes of the Company’s equity and benefit plans except to the extent inconsistent with the provisions of his employment agreement.

Relocation

The Company will pay Mr. Buckley’s reasonable expenses of relocating his primary residence to the Minneapolis-St. Paul area, consistent with the Company’s relocation policies applicable to other senior executives.  If payment of these relocation expenses results in taxable income to Mr. Buckley, the Company will make an additional payment to Mr. Buckley (a gross-up) with which he may pay the taxes on such income.  The Company has agreed to purchase Mr. Buckley’s current principal residence at its then prevailing value (to be determined by an appraiser mutually agreeable to both parties) if he is unable to complete the sale of such residence on or prior to December 31, 2006.

Perquisites

Mr. Buckley will be eligible for the same perquisites that the Company makes available to its other senior executives.  Both Mr. Buckley and his family will be entitled to use the aircraft owned by the Company for business and personal purposes.  The Company will provide Mr. Buckley with an automobile and driver for travel in the Minneapolis-St. Paul area, and with an additional luxury automobile for which the Company will pay all insurance, maintenance, gasoline and other operating expenses.  The Company will provide appropriate security at Mr. Buckley’s personal residences.

Supplemental Retirement Benefit

Mr. Buckley will earn a supplemental retirement benefit payable in the form of a lump sum at the time of his termination of employment.  The amount of this benefit will be the actuarially equivalent present value of the amount by which (a) a single life annuity payable for Mr. Buckley’s lifetime commencing at age 60 (or, if later, on the date of his termination of employment) equal to 40% of his highest average annual cash compensation (base salary plus bonus) during any 3 consecutive years during his final 10 years of employment, exceeds (b) the sum of his actual pension benefits payable at age 60 (or, if later, on the date of his termination of employment) under the plans of the Company and his previous employers.  The benefit formula for this supplemental retirement benefit increases by 2% (from 40%) for each full year following Mr. Buckley’s 60th birthday that he remains employed by the Company, up to a maximum of 50%.  This supplemental retirement benefit vests in full on December 6, 2010, or upon Mr. Buckley’s death or termination due to disability.  In the event of Mr. Buckley’s death or termination due to disability prior to his 60th birthday, the benefit formula increases to 50%, the annuity amounts described in (a) and (b) above are those commencing at age 65, and the entire benefit amount is multiplied by a fraction, the numerator of which is Mr. Buckley’s years of service with the Company through his date of death or termination and the denominator of which is 6.

Severance

In the event the Company terminates Mr. Buckley’s employment without Cause or if he terminates his employment with Good Reason, Mr. Buckley would receive: (a) cash severance equal to two times the sum of his annual base salary and target annual bonus payable in the form of 24 equal monthly installments (or in the form of an immediate lump sum if the termination follows a change in control of the Company), (b) a pro rata portion of the annual bonus that Mr. Buckley would have been eligible to receive for the year of termination, (c) if a change in control of the Company causes any payment upon his termination of employment to be subject to the excise tax imposed by section 4999 of the Internal Revenue Code, a tax gross-up payment with which to pay such tax and the additional taxes payable as a result of such payment, (d) immediate vesting of the stock options, restricted stock units, performance units and supplemental retirement benefit provided under the Agreement, and continued welfare benefits for the period that cash severance benefits are payable.  No severance benefits (other than accrued salary and benefits) are payable in the event of the termination of Mr. Buckley’s employment by the Company for Cause or by Mr. Buckley without good reason.

Non-Competition

During his employment by the Company and for a period of 2 years thereafter (but for an unlimited period with respect to the disclosure of the Company’s confidential information), Mr. Buckley has agreed to comply with restrictive covenants prohibiting the disclosure of the Company’s confidential information, the solicitation of the Company’s customer, vendors and employees, the performance of services for a competitor of the Company, and the acquisition of an ownership interest in a competitor of the Company.

Reimbursement of Fees

The Company will pay Mr. Buckley’s reasonable legal and other professional fees incurred in connection with the completion of his employment agreement, up to a maximum of $125,000, and pay him a tax gross-up payment with respect to its payments of such fees.

In the event of any dispute between the Company and Mr. Buckley regarding his right to compensation and benefits under his employment agreement, and if Mr. Buckley prevails in such dispute, the Company will reimburse Mr. Buckley for the amount of his reasonable legal fees and other expenses incurred during such dispute.

Indemnification

Mr. Buckley will be indemnified by the Company against liability as an officer and director of the Company to the maximum extent permitted by applicable law.

(d)           (1) On December 6, 2005, Mr. Buckley accepted the offer of the Board of Directors of 3M to serve as a director of 3M, effective as of the Effective Date.

(2) Other than the Agreement, there is no arrangement or understanding between Mr. Buckley and any other persons pursuant to which he was selected as a director.

(3) At the time of this filing, Mr. Buckley has not been named to serve on any committee of the Board of Directors of 3M and is not expected to be named to serve on any committees of the Board of Directors of 3M.

(4) The information required by Item 404(a) of Regulation S-K is not determined or is unavailable at the time of this filing.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description
99.1	Employment Agreement between 3M Company and George W. Buckley dated as of December 6, 2005
99.2	Press Release issued December 7, 2005 entitled “3M Elects George W. Buckley Chairman, President and Chief Executive Officer”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/	Gregg M. Larson
Gregg M. Larson
Associate General Counsel and Secretary

Dated: December 9, 2005